Exhibit 31.4

CERTIFICATION

I, Jeffrey A. McCandless, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Tier Technologies, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Omitted;

4.	Omitted; and

5.	Omitted.

Dated: January 28, 2005	By:	/s/ JEFFREY A. MCCANDLESS

Jeffrey A. McCandless
Chief Financial Officer
(principal financial officer and principal accounting officer)